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                                                       EXHIBIT 23.1



                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51213) of The Penn Traffic Company of our report dated March 16, 1996 appearing on page 29 of this Form 10-K.




/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Syracuse, New York
April 8, 1996